Exhibit 99.1 Emerson Orders Update May 13, 2020 Forward-Looking and Cautionary Statements in these slides that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation. 1

Emerson Underlying Order Trends
Trailing 3-Month Average vs. Prior Year


20%
15%
10%
5%
0%
(5%)
(10%)
(15%)
(20%)
Automation Solutions
Emerson
Commercial & Residential Solutions
2H Expectation
(20%)- (10%)
Oct-15
Dec-15
Feb-16
Apr-16
Jun-16
Aug-16
Oct-16
Dec-16
Feb-17
Apr-17
Jun-17
Aug-17
Oct-17
Dec-17
Feb-18
Apr-18
Jun-18
Aug-18
Oct-18
Dec-18
Feb-19
Apr-19
Jun-19
Aug-19
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
Oct-20

	Trailing 3M		
Underlying % Chg.	Feb	Mar	Apr
Automation Solutions	~(1%)	~(1%)	~(7%)
Commercial & Resi.	~(6%)	~(5%)	~(15%)
Emerson	~(2%)	~(3%)	~(10%)

Percentage change versus prior year; underlying trailing three-month averages, excluding acquisitions, divestitures and currency translation

Orders data includes the Valves & Controls acquisition results in all periods presented, including on a pro forma basis for periods prior to the acquisition close April 28, 2017.

2

Automation Solutions Trailing 3-Month Underlying Orders: Down ~7% North America Europe Feb Mar Apr T3M Feb Mar Apr T3M ~flat ~(5%) ~(30%) ~(15%) ~5% ~(5%) ~(20%) ~(5%) • Shale oil & gas spend down sharply • Small and midsize projects ($1-2M range) • Life science and medical growth driven by continue to proceed Systems and Discrete businesses • KOB3 business stable Middle East & Africa Feb Mar Apr T3M ~25% ~40% ~(20%) ~20% • Projects continuing to move forward in Saudi, Bahrain, UAE • Headwinds from curfew in Iraq and Kuwait Asia Pacific Latin America Feb Mar Apr T3M Feb Mar Apr T3M ~(10%) ~5% ~(10%) ~(5%) ~(5%) ~10% ~(25%) ~(5%) • China T3M orders down ~10%, but showing signs of • Double-digit declines in Mexico and Peru only stabilizing partially offset by project bookings in Brazil • Demand in India stable despite logistics challenges and Chile • North Asia state power companies accelerating investments Trailing 3-Month Order Declines in Most World Areas Emerson Confidential Only Partially Offset by Resilience in the Middle East 33

Commercial & Residential Solutions
Trailing 3-Month Underlying Orders: Down ~15%

North America

Feb	Mar	Apr	T3M
~(10%)	~flat	~(40%)	~(15%)

- Commercial construction and cold chain activity particularly weak
- Professional tools demand weakness
- Home improvement activity holding
- Summer heat important for residential HVAC rebound

Europe

Feb	Mar	Apr	T3M
~flat	~5%	~(25%)	~(5%)

- Residential heat pump demand holding
- Commercial HVAC and professional tools weakness
- Customers beginning to resume operations

Middle East & Africa

Feb	Mar	Apr	T3M
~(5%)	~10%	~(40%)	~(10%)

- Sharp drop in April, but current bookings outlook stabilizing
- Availability of labor for projects is key factor

Latin America

Feb	Mar	Apr	T3M
~(5%)	~10%	~(55%)	~(15%)

- Mexico supply chain remains a challenge
- Currency devaluations disrupted suppliers and customers

Asia Pacific

Feb	Mar	Apr	T3M
~15%	~(15%)	~(15%)	~(10%)

- China T3M orders down ~10%
- China stimulus should help demand

Commercial Markets Stalled in April: Construction, HVAC, and Cold Chain. Residential Markets Holding thus Far, but Unemployment Will be an Important Factor

4